EXHIBIT 4.21

CENVEO CORPORATION

the GUARANTORS named in Schedule I hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Supplementing the Indenture of
June 13, 2008

Dated as of August 20, 2008

10.5% SENIOR NOTES DUE 2016

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of August 20, 2008, is among Cenveo Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on Schedule I hereto (each a “Guarantor” and collectively the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, in connection with the issuance by the Company of its 10.5% Senior Notes due 2016 (the “Notes”), in the aggregate principal amount of $175,000,000, the Company, the Guarantors and the Trustee entered into an indenture dated as of June 13, 2008 (the “Indenture”); and

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes; and

WHEREAS, the Company has authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee have been done.

NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 4.14 and Article Nine of the Indenture, the Company agrees with the Guarantors and the Trustee as follows:

ARTICLE 1.
ADDITION OF GUARANTORS

SECTION 1.01.	ADDITIONAL GUARANTORS

Effective as of the Operative Date (as hereinafter defined), in accordance with the terms of the Indenture, Lightning Labels, LLC (the “Additional Guarantor”) hereby agrees (a) to become a Guarantor in respect of the Notes and the other obligations of the Company guaranteed by the Guarantors pursuant to Article 10 of the Indenture, with the same force and effect as if it were an original party to the Indenture in such capacity, (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the Additional Guarantor, and (c) to be obligated and bound by all the terms, provisions and covenants under the Indenture (including, without limitation, Article 10 thereof) which are binding on a Guarantor.

ARTICLE 2.
MISCELLANEOUS

SECTION 2.01.	OPERATIVE DATE

This First Supplemental Indenture is effective when executed (the “Operative Date”).

SECTION 2.02.	COUNTERPART ORIGINALS

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.03.	GOVERNING LAW

This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.04.	TRUSTEE’S DISCLAIMER

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date and year first written above.

CENVEO CORPORATION

By:  /s/ Mark S. Hiltwein
Name:  Mark S. Hiltwein
Title:    Chief Financial Officer

EACH ENTITY LISTED ON SCHEDULE
I HERETO

By:  /s/ Mark S. Hiltwein
Name:  Mark S. Hiltwein
Title:    Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ John G. Correia
Name:  John G. Correia
Title:    Vice President

FIRST 10.5% SUPPLEMENTAL INDENTURE

SCHEDULE I
Cenveo, Inc.
Discount Labels, LLC
Cenveo Alberta Finance LP
Cenveo Government Printing, Inc.
Cenveo Services, LLC
McLaren Morris & Todd Company
MM&T Packaging Company
Cenveo Commercial Ohio, LLC
Cenveo Resale Ohio, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
MMTP Holdings, Inc.
CRX JV, LLC
CRX Holding, Inc.
Rx Technology Corp.
RX JV Holding, Inc.
PC Ink Corp.
Printegra Corporation
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Technology Solutions, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Government Publication Services, Inc.
Cadmus Marketing Group, Inc.
American Graphics, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Interactive, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing, Inc.
Old TSI, Inc.
Cadmus Investments, LLC
Port City Press, Inc.
Science Craftsman Incorporated
Cadmus International Holdings, Inc.
CDMS Management, LLC,
Vaughan Printers Inc.
VSUB Holding Company
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co., Inc.
Berlin & Jones Co., LLC
Heinrich Envelope, LLC
Cenveo CEM, LLC
Cenveo CEM, Inc.
CNMW Investments, Inc.
Rex Corporation
136 Eastport Road, LLC
Lightning Labels, LLC